UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2012

Commission File Number:  333171722

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 27, 2012, our Board of Directors elected William (Bill) M. Wells as a director to fill an existing vacancy. Mr. Wells received our standard compensation package for an outside director, including a stock option to purchase up to 15,000 shares of our common stock under our 2010 Equity Incentive Plan. Information about our arrangements with our outside directors is included in our annual proxy statement, last filed on April 18, 2012, which includes the description of our outside director compensation under "Executive Compensation – Director Compensation."

We are not aware of any item requiring disclosure under Item 404(a) of Regulation S-K. Mr. Wells was not appointed to any committees at the time of his election, but was subsequently elected to our Nominating and Corporate Governance Committee on September 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   December 3, 2012
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President & General Counsel